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Exhibit 10.5.2

STOCK OPTION AGREEMENT

        Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

        Your option is granted in connection with and in furtherance of the Company's 2002 Stock Option Plan (the "Plan") for the Company's employees (including officers), directors or consultants. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1.    VESTING. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the options and the rights and benefits under this Stock Option Agreement. Employment or service, even if substantial, for only a portion of a vesting period will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided herein.

        2.    METHOD OF PAYMENT. Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option.

        3.    WHOLE SHARES; RIGHTS WITH RESPECT TO SHARES. Your option may only be exercised for whole shares. You will have no rights or privileges of a stockholder of the Company as to any shares underlying the option until the issuance and delivery of a certificate evidencing the shares registered in your name following the exercise of the option. No adjustment will be made for dividends or other rights as to a stockholder for which a record date is prior to such date of delivery.

        4.    SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

        5.    TERM. Subject to Section 10 of the Plan, the term of your option commences on the Date of Grant and expires upon the earliest of:

            (i)  the Expiration Date indicated in the Grant Notice;

          (ii)  the tenth (10th) anniversary of the Date of Grant;

          (iii)  eighteen (18) months after your death, if you die during, or within three (3) months after the termination of your Continuous Status as Employee, Director or Consultant;

          (iv)  twelve (12) months after the termination of your Continuous Status as Employee, Director or Consultant due to disability;

          (v)  immediately after the termination of your Continuous Status as Employee, Director or Consultant for Cause; or

          (vi)  three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any other reason, provided that if during any part of such three (3)-month period the option is not exercisable solely because of the condition set forth in paragraph 4 (Securities Law Compliance), in which event the option shall not expire until the earlier of the

  Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant.

        For these purposes, "Cause" shall include, but not be limited to, the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Affiliates, or any other intentional misconduct adversely affecting the business or affairs of the Company or any of its Affiliates in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as ground for your dismissal or discharge.

        In all cases, the option, to the extent not exercisable on the date your Continuous Status as an Employee, Director or Consultant terminates (regardless of the reason), shall terminate on that date.

        6.    EXERCISE.

          (a)  You may exercise the vested portion of your option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)  By exercising your option you agree that: as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company (and/or any of its Affiliates) arising by reason of the exercise of your option.

        7.    TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

        8.    OPTION NOT A SERVICE CONTRACT. Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or one of its Affiliates, or of the Company and its Affiliates to continue your employment with the Company or any of its Affiliates. In addition, nothing in your option shall obligate the Company, any Affiliate, and their respective shareholders, board of directors, officers or employees to continue any relationship which you might have as a director or consultant for the Company or one of its Affiliates.

        9.    NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        10.  GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control. Unless otherwise expressly provided in this Stock Option Agreement, provisions of the Plan that confer discretionary authority on the Board (or a committee thereof) do not (and shall not be deemed to) create any additional rights for you not expressly set forth in this Stock Option Agreement.

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  Exhibit 10.5.2
STOCK OPTION AGREEMENT